Exhibit 10.2

DATED

November 22, 2016

RENEWAL LEASE BY REFERENCE TO AN EXISTING LEASE

PART UNIT A, LINHAY BUSINESS PARK, ASHBURTON, TQ13 7UP

between

STEPHANIE MYERS PALK, RICHARD JOHN PALK AND ALISON JUNE PALK

and

CAMBIUM NETWORKS, LTD

EXETER

EX1 1NT

Tel: 01392 823811

DX: 122695 EXETER

law@oteveling.com

www.otbeveling.com

CONTENTS

CLAUSE
1. Interpretation	4
2. Grant	6
3. The Existing Lease	6
4. The Annual Rent	6
5. Review of the Annual Rent	7
6. Registration of this lease	7
7. Closure of the registered title of this lease	7
8. Section 62 of the Law of Property Act 1925	7
9. Entire agreement	7
10. Contracts (Rights of Third Parties) Act 1999	8
11. Governing law	8
12. Jurisdiction	8

SCHEDULES

SCHEDULE 1 VARIATIONS TO THE EXISTING LEASE	9

SCHEDULE 2 EXISTING LEASE	10

PRESCRIBED CLAUSES

LR1. Date of lease November 22, 2016

LR2. Title number(s)

LR2.1 Landlord’s title number(s)

DN245884

DN476182

DN526403

LR2.2 Other title numbers

LR3. Parties to this lease

Landlord

STEPHANIE MYERS PALK, RICHARD JOHN PALK and ALISON JUNE PALK

All care of Halsanger Manor, Ashburton, Devon, TQ13 7HY

Tenant

CAMBIUM NETWORKS, LTD

Of Unit B2 Linhay Business Park, Eastern Road, Ashburton, Newton Abbot, TQ13 7UP

Company number: 07752773

Other parties

None

LR4. Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

See the definition of “Property” in clause 1.1 of this lease and the definition of “Premises” in clause 1 of the Existing Lease.

LR5. Prescribed statements etc.

LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

None.

LR5.2 This lease is made under, or by reference to, provisions of:

None.

LR6. Term for which the Property is leased

The term as specified in this lease at clause 1.1 in the definition of “Contractual Term”.

LR7. Premium

None.

LR8. Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc.

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None.

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None.

LR9.3 Landlord’s contractual rights to acquire this lease

None.

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None.

LR11. Easements

LR11.1 Easements granted by this lease for the benefit of the Property

The easements included in clause 1.1 of this lease in the definition of “Incorporated Terms” and specified in Schedule 2 of the Existing Lease.

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The easements included in clause 1.1    of this lease in the definition of “Incorporated Terms” and specified in Schedule 3 of the Existing Lease.

LR12. Estate rentcharge burdening the Property

None.

LR13. Application for standard form of restriction

None.

LR14. Declaration of trust where there is more than one person comprising the Tenant

Not applicable

THIS LEASE is dated	2016

PARTIES

(1)	STEPHANIE MYERS PALK, RICHARD JOHN PALK and ALISON JUNE PALK all care of Halsanger Manor, Ashburton, Devon, TQ13 7HY (Landlord).

(2)	CAMBIUM NETWORKS, LTD incorporated and registered in England and Wales with company number 07752773 whose registered office is at Unit B2 Linhay Business Park, Eastern Road, Ashburton, Newton Abbot, TQ13 7UP (Tenant).

BACKGROUND

(A)	The Landlord is the freehold owner of the Property.

(B)	The residue of the term of the Existing Lease is vested in the Tenant.

(C)	The Landlord has agreed to grant a new lease of the Property to the Tenant on the terms set out in this lease.

AGREED TERMS

1.	INTERPRETATION

The following definitions and rules of interpretation apply in this lease.

1.1	Definitions:

Annual Rent: rent at an initial rate of £94,400.00 per annum and then as revised pursuant to this lease and any interim rent determined under the LTA 1954.

Contractual Term: a term of years beginning on, and including 20 October 2016 and ending on, and including 19 October 2026.

Existing Lease: the lease by virtue of which the Tenant holds the Property, which is dated 13 November 2006 and made between (1) the Landlord and (2) Piping Hot Networks Limited (a copy of which is annexed to this lease at Schedule 2) and the documents made supplemental to it.

Incorporated Terms: all of the terms, requirements, covenants and conditions contained in the Existing Lease except to the extent that they are inconsistent with the clauses written in this lease and with such modifications as are necessary to make them applicable to this lease and the parties to this lease and as specifically varied by clause 3:

(a)	including:

(i)	the definitions and rules of interpretation in the Existing Lease;

(ii)	the agreements and declarations contained in the Existing Lease;

(iii)	the rights granted and reserved by the Existing Lease (including the right of re-entry and forfeiture);

(iv)	the third party rights, restrictions and covenants affecting the Property; and

(v)	the provisions for rent review contained in Schedule 5 of the Existing Lease.

(b)	but excluding any terms of the Existing Lease which are specifically excluded by the terms of this lease or substituted by the terms of this lease.

Insurance Rent: the rent thirdly reserved in clause 3 of the Existing Lease with such modifications as are necessary to make the provisions applicable to this lease.

Landlord’s Covenants: the obligations in this lease, which include the obligations contained in the Incorporated Terms, to be observed by the Landlord.

LTA 1954: Landlord and Tenant Act 1954.

Plan: the plans attached to the Existing Lease.

Property: the property known as Part Unit A, Linhay Business Park, Ashburton, TQ13 7UP shown edged red and blue on the Plan and (in particular the plan numbered 3795.115 attached to the Existing Lease) as more particularly described in (and defined as ‘the Premises’ in) the Existing Lease.

Rent Payment Dates: 25 March, 24 June, 29 September and 25 December.

Review Date: 20 October 2021.

Service Charge: the rent secondly reserved in clause 3 of the Existing Lease with such modifications as are necessary to make the provisions applicable to this lease.

Tenant’s Covenants: the obligations in this lease, which include the obligations contained in the Incorporated Terms, to be observed by the Tenant.

VAT: value added tax chargeable under the Value Added Tax Act 1994 and any similar replacement and any similar additional tax.

1.2	References to the landlord and tenant in the Existing Lease shall be read as references to the Landlord and Tenant in this lease.

2.	GRANT

2.1	The Landlord lets the Property to the Tenant for the Contractual Term at the rents reserved.

2.2	This grant is made on the terms of this lease which include the Incorporated Terms as if they were set out in full in this lease.

2.3	The Tenant covenants with the Landlord that it will comply with the Tenant’s Covenants.

2.4	The Landlord covenants with the Tenant that it will comply with the Landlord’s Covenants.

2.5	The grant is made with the Tenant paying the following as rent to the Landlord:

(a)	the Annual Rent and all VAT in respect of it;

(b)	the Service Charge;

(c)	the Insurance Rent; and

(d)	any other sums due under this lease.

3.	THE EXISTING LEASE

For the purposes of this lease only, the terms of the Existing Lease shall be varied as set out in the Schedule and this lease shall be read and construed accordingly.

4.	THE ANNUAL RENT

4.1	The Tenant shall pay the Annual Rent and any VAT in respect of it by four equal instalments in advance on or before the Rent Payment Dates.

4.2	(Subject to clause 4.3) the first instalment of the Annual Rent shall be made on the first day of the Contractual Term and shall be the proportion, calculated on a daily basis, in respect of the period beginning on the first day of the Contractual Term and ending on the day before the next Rent Payment Date.

4.3	For the purpose of calculation of any payment due under this lease credit shall be given to the Tenant for any sum paid under the Existing Lease to the extent that it relates to a period after the expiry of the term of the Existing Lease or to the extent that it relates to any liability the Tenant otherwise has under this lease.

5.	REVIEW OF THE ANNUAL RENT

On the Review Date the Annual Rent shall be reviewed in accordance with the Incorporated Terms.

6.	REGISTRATION OF THIS LEASE

Following the grant of this lease, the Tenant shall without delay apply to register this lease at HM Land Registry. The Tenant shall ensure that any requisitions raised by HM Land Registry in connection with that application are dealt with promptly and properly. The Tenant shall send the Landlord official copies of the Tenant’s title within one month of the registration being completed.

7.	CLOSURE OF THE REGISTERED TITLE OF THIS LEASE

Within one month after the end of the term (and notwithstanding that the term has ended), the Tenant shall make an application to close the registered title of this lease and shall ensure that any requisitions raised by HM Land Registry in connection with that application are dealt with promptly and properly. The Tenant shall keep the Landlord informed of the progress and completion of its application.

8.	SECTION 62 OF THE LAW OF PROPERTY ACT 1925

Except as mentioned in clause 2.2, neither the grant of this lease nor anything in it confers any right over neighbouring property nor is to be taken to show that the Tenant may have any right over neighbouring property, and section 62 of the Law of Property Act 1925 does not apply to this lease.

9.	ENTIRE AGREEMENT

9.1	This lease and the documents annexed to it constitute the whole agreement between the parties and supersede all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to their subject matter.

9.2	Each party acknowledges that in entering into this lease and any documents annexed to it it does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently).

9.3	Nothing in this lease constitutes or shall constitute a representation or warranty that the Property or any common parts over which the Tenant has rights under this lease may lawfully be used for any purpose allowed by this lease.

9.4	Nothing in this clause shall limit or exclude any liability for fraud.

10.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this lease shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this lease.

11.	GOVERNING LAW

This lease and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

12.	JURISDICTION

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this lease or its subject matter or formation (including non-contractual disputes or claims).

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Schedule 1

Variations to the Existing Lease

1.	In the definition (in clause 1 of the Existing Lease) of ‘Group Company’ the reference to ‘Section 736 of the Companies Act 1985’ shall be deleted and replaced with ‘Section 1159 of the Companies Act 2006.

2.	The Definition of “Break Date” at Clause 1 of the Existing Lease shall be deleted and replaced by the following definition:

““Break Date means 19 October 2021”

3.	Clause 10.2.1 shall be deleted.

4.	Clause 10.7 shall be deleted and replaced with the following:

“The Break Notice shall be served by delivering it by hand or sending it by pre paid first class post or recorded delivery to the Landlord at the address specified in this lease or such other address as the Landlord shall have notified in writing to the Tenant.”

5.	Clause 10.13 shall be deleted and replaced with the following:-

“If this lease terminates in accordance with clause 10 then, within fourteen (14) days of the date of such termination, the Landlord shall refund to the Tenant the proportion of the rents reserved by this lease, and any VAT paid in respect of them, for the period from (and excluding) the date of such termination up to (and including) the last day of the period in respect of which the relevant sum was paid.”

6.	Paragraph 1(3)(iii) of Schedule 5 of the Existing Lease shall be deleted and replaced with the following:-

‘(ii)	(without prejudice to paragraphs (c) and (d) of this definition) any works carried out to the Premises during the Term of this Lease or during the term of the Existing Lease by the Tenant or by any permitted underlessee in either case at its own expense in pursuance of a licence granted by the Landlord and otherwise than in pursuance of any obligation to the Landlord (other than the obligation contained in clause 4.4 of this Lease)’.

Schedule 2

Existing Lease

Executed as a deed by STEPHANIE MYERS PALK, in the presence of:

Witness name: Occupation: Address:

Executed as a deed by RICHARD JOHN PALK, in the presence of:

Witness name: Occupation: Address:

Executed as a deed by ALISON JUNE PALK, in the presence of:

Witness name: Occupation: Address:

Signed as a deed by CAMBIUM NETWORKS, LTD acting by a director, in the presence of:	Director

Witness name: Occupation: Address: